Avantair, Inc. Reports Fiscal Third Quarter 2009 Financial Results
Company Reports First Quarterly Operating Profit, Record EBITDA;
Revenues up 16% Year-over-Year

CLEARWATER, Fla. — May 12, 2009  — Avantair, Inc. (OTCBB: AAIR), the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, today announced financial results for its fiscal third quarter ended March 31, 2009.

Third Quarter Fiscal 2009 Highlights:

•	Total revenues of $34.7 million, an increase of 15.7% as compared to $30.0 million for the three months ended March 31, 2008.
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Operating income of $3.2 million, or $0.3 million excluding a $2.95 million non-recurring credit resulting from the termination of a vendor contract and reimbursement for services not performed. This compares with a loss from operations of ($5.2) million in the third quarter of 2008.

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EBITDA profit (profitable results from operations before depreciation and amortization) of $4.5 million, or $1.5 million excluding the aforementioned non-recurring credit. This compares with an EBITDA loss of ($4.0) million in the third fiscal quarter of 2008.

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Net income of  $1.8 million, or $0.10 per basic and diluted share, or a net loss of ($1.1) million, or ($0.07) per share, excluding the aforementioned non-recurring credit. This compares with a net loss of ($5.4) million in the fiscal third quarter of 2008.

•	Launched industry’s first hybrid flight program, ‘The Axis Membership Club’, designed to bridge the gap between the financial commitment of a fractional share and charter time cards.

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Avantair, Inc.

•	Recorded a substantial increase in hours flown quarter-over quarter, and record hours flown in the third quarter.
•	Expanded fleet with delivery of 52nd aircraft.

Steven Santo, Chief Executive Officer of Avantair, stated, “Business was strong during the third quarter, exceeding our internal expectations and accelerating our profitability timeline. Our growth was driven by market share gains as awareness of Avantair’s value proposition continued to build among consumers of private travel and resulted in our first quarterly operating profit in the company’s history.  The economic downturn has created compelling reasons for consumers of private travel to turn to Avantair given our historical position as the lowest-cost provider in the marketplace.  This influx of new customers has quickly come to realize that Avantair is also a leader in quality, comfort, safety and fuel efficiency. This is driving greater acceptance of our brand in the light jet category, which coupled with a highly successful charter card program, is further accelerating sales and is best evidenced by an 81% increase in charter card sales year-over-year.”

Mr. Santo continued, “Our milestone achievement of operating profitability clearly demonstrates the leverage inherent in our business model, which together with our revenue catalysts, positions us well for sustained profitability. With our brand now driving growth, supported by the right infrastructure and led by the right management team, we are well positioned to secure Avantair’s success for the long-term.”

Conference Call

Avantair will host a conference call to discuss financial results for its third quarter of fiscal 2009 and provide an update on business developments at 5:00 p.m. Eastern Time today. Investors may participate in the conference call by dialing 877-941-4774 (480-629-9760 for international callers). When prompted, ask for the "Avantair Inc. Fiscal Third Quarter 2009 Earnings Conference Call."  A telephonic replay of the conference call may be accessed approximately two hours after the call through May 22, 2009, by dialing 800-406-7325 (303-590-3030 for international callers). The replay access code is 4075787#. The conference call will be webcast simultaneously on the Avantair Inc. website at www.avantair.com under Investors.  The webcast replay will be archived for 12 months.

Avantair, Inc.

About Avantair

Avantair, the only publicly traded stand-alone private aircraft operator and the sole North American provider of fractional shares and flight hour time cards in the Piaggio Avanti aircraft, is headquartered in Clearwater, FL, with approximately 400 employees. The Company offers private travel solutions for individuals and businesses traveling within its service area, which includes the continental United States, Canada, the Caribbean and Mexico, at a fraction of the cost of whole aircraft ownership.  The Company currently manages a fleet of 53 aircraft, with another 56 Piaggio Avanti aircraft on order through 2013. For more information about Avantair, please visit: http://www.avantair.com.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Avantair's future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions.  Avantair cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Avantair assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Avantair's filings with the Securities and Exchange Commission (SEC) and those as may be identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company's products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition. The information set forth herein should be read in light of such risks.  Avantair does not assume any obligation to update the information contained in this press release.

Avantair’s filings with the SEC, accessible on the SEC's website at http://www.sec.gov , discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Contact:

Avantair, Inc.	The Piacente Group, Inc.
Richard Pytak	Sanjay M. Hurry
Chief Financial Officer	Investor Relations
727-538-7910 x.105	212-481-2050
rpytak@avantair.com	sanjay@tpg-ir.com

Avantair, Inc.

- Financial Tables to Follow -

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

ASSETS

	March 31,	June 30,
	2009	2008
CURRENT ASSETS
Cash and cash equivalents	$5,932,904	$19,149,777
Accounts receivable, net of allowance for doubtful accounts of $184,815 at March 31, 2009 and $213,487 at June 30, 2008	5,080,185	5,692,809
Inventory	125,188	252,407
Current portion of aircraft costs related to fractional sales	38,735,670	40,417,203
Current portion of notes receivable	420,883	832,107
Prepaid expenses and other current assets	879,493	2,173,992

Total current assets	51,174,323	68,518,295

Aircraft costs related to fractional share sales,net of current portion	78,247,776	92,383,071

Property and equipment, at cost, net of accumulated depreciation and amortization of $13,104,726 at March 31, 2009 and $8,989,277 at June 30, 2008	22,645,501	25,663,264

OTHER ASSETS
Cash- restricted	2,583,213	2,826,290
Deposits on aircraft	9,113,924	8,679,277
Deferred maintenance on aircraft engines	1,667,577	2,228,509
Notes receivable-net of current portion	-	1,008,223
Goodwill	1,141,159	1,141,159
Other assets	1,555,767	2,029,367

Total other assets	16,061,640	17,912,825

Total assets	$168,129,240	$204,477,455

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets

LIABILITIES AND STOCKHOLDERS' DEFICIT

	March 31,	June 30,
	2009	2008
CURRENT LIABILITIES
Accounts payable	$3,973,998	$4,718,355
Accrued liabilities	4,340,687	5,528,472
Customer deposits	468,072	1,905,682
Short-term notes payable	16,359,110	15,775,260
Current portion of long-term notes payable	7,047,006	6,648,093
Current portion of deferred revenue related to fractional aircraft share sales	45,688,127	47,778,900
Unearned management fee and charter card revenues	15,965,760	16,316,044

Total current liabilities	93,842,760	98,670,806

Long-term notes payable, net of current portion	18,548,810	23,856,322
Deferred revenue related to fractional aircraft share sales, net of current portion	74,325,009	96,525,785
Other liabilities	2,794,015	2,636,730

Total long-term liabilities	95,667,834	123,018,837

Total liabilities	189,510,594	221,689,643

COMMITMENTS AND CONTINGENCIES
Series A convertible preferred stock, $.0001 par value, authorized 300,000 shares; 152,000 shares issued and outstanding	14,506,136	14,439,358

STOCKHOLDERS' DEFICIT
Preferred stock, $.0001 par value, authorized 700,000 shares; none issued	-	-
Common stock, Class A, $.0001 par value, 75,000,000 shares authorized, 15,320,415 shares issued and outstanding at March 31, 2009 and 15,286,792 shares issued and outstanding at June 30, 2008	1,532	1,529
Additional paid-in capital	44,471,978	45,314,393
Accumulated Deficit	(80,361,000)	(76,967,468)

Total stockholders' deficit	(35,887,490)	(31,651,546)

Total liabilities and stockholders' deficit	$168,129,240	$204,477,455

Avantair, Inc.

AVANTAIR, INC. AND SUBSIDIARIES
Condensed Consolidated Statement of Operations

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenues
Fractional aircraft sold	$12,611,388	$11,183,245	$39,477,850	$31,633,495
Maintenance and management fees	18,027,667	14,998,644	52,807,156	42,121,457
Charter card and Axis membership revenue	2,904,058	1,940,246	6,502,851	5,464,332
Other revenues	1,109,582	1,823,274	3,955,678	5,010,890

Total revenue	34,652,695	29,945,409	102,743,535	84,230,174

Operating expenses
Cost of fractional aircraft shares sold	10,692,513	9,404,328	33,620,690	26,373,438
Cost of flight operations	12,792,261	13,322,523	37,001,228	38,809,119
Vendor service reimbursement	(2,951,867)	-	(2,951,867)	-
Cost of fuel	2,956,377	4,767,280	10,529,802	12,373,941
General and administrative expenses	5,962,230	5,499,457	17,451,537	14,852,400
Selling expenses	712,736	978,999	2,729,170	3,392,324
Depreciation and amortization	1,240,262	1,132,865	3,640,783	2,878,978
Total operating expenses	31,404,512	35,105,452	102,021,343	98,680,200

Income (loss) from operations	3,248,183	(5,160,043)	722,192	(14,450,026)

Other income (expenses)
Interest income	12,963	83,316	38,872	418,169
Gain on sale of assets	-	341,370	-	341,370
Other income	748	-	2,248	-
Interest expense	(1,439,661)	(705,222)	(4,156,844)	(1,855,053)
Total other expenses	(1,425,950)	(280,536)	(4,115,724)	(1,095,514)

Net income (loss)	1,822,233	(5,440,579)	(3,393,532)	(15,545,540)

Preferred stock dividend and accretion of expenses	(364,053)	(367,982)	(1,127,670)	(535,859)
Net income (loss) attributable to common stockholders	$1,458,180	$(5,808,561)	$(4,521,202)	$(16,081,399)

Earnings (loss) per common share:
Basic and diluted	$0.10	$(0.38)	$(0.30)	$(1.06)

Weighted- average common shares outstanding:
Basic and diluted	15,289,929	15,220,817	15,297,410	15,220,817

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